EXHIBIT 10.1


                        REVERSE SHARE EXCHANGE AGREEMENT

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EXHIBIT 10.1

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                        REVERSE SHARE EXCHANGE AGREEMENT


                                  by and among

                            The Fashion House, Inc.,
                             a Delaware corporation

                                       and

                               the Shareholders of
                            The Fashion House, Inc.,

                                on the one hand;

                                       and

                            TDI Holding Corporation,
                             a Colorado corporation,


                                on the other hand


                                 August 19, 2005

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                        REVERSE SHARE EXCHANGE AGREEMENT

         This Reverse Share Exchange Agreement, dated as of August 19, 2005 (this "Agreement"), is made and entered into by and among The Fashion House, Inc., a Delaware corporation ("The Fashion House"), and the shareholders of The Fashion House listed on Schedule I attached (each, a "Fashion House Shareholder," collectively, the "Fashion House Shareholders"), on the one hand; and TDI Holding Corporation, a publicly traded Colorado corporation (OTCBB:
TDIH.OB) ("TDI"), on the other hand. The Fashion House is a party to this agreement solely to make representations and warranties as set forth herein.

                                    RECITALS

         WHEREAS, the Board of Directors of TDI has adopted resolutions approving and adopting the acquisition of shares of The Fashion House (the "Reverse Share Exchange") upon the terms and conditions hereinafter set forth in this Agreement;

         WHEREAS, each Fashion House Shareholder owns the number of shares of common stock of The Fashion House set forth opposite such Fashion House Shareholder's name on Schedule I attached hereto (collectively, the "Fashion House Shares");

         WHEREAS, the Fashion House Shareholders own, collectively, 10,000 shares of common stock of The Fashion House, constituting 100% of the issued and outstanding capital stock of The Fashion House, and the Fashion House
Shareholders desire to sell their respective Fashion House Shares pursuant to the terms and conditions of this Agreement;

         WHEREAS, it is intended that the terms and conditions of this Agreement comply in all respects with Section 368(a)(1)(B) of the Code and the regulations corresponding thereto, so that the Reverse Share Exchange shall qualify as a tax free reorganization under the Code;

         WHEREAS, this Reverse Share Exchange will close concurrently with the initial closing of an equity offering with a minimum of $2,500,000 and a maximum of $4,600,000 as described in that certain Confidential Private Placement Memorandum dated June 1, 2005 (the "Financing");

         NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE 1
                           THE REVERSE SHARE EXCHANGE

         1.1 The Reverse Share Exchange. Upon the terms and subject to the conditions hereof, at the Closing (as hereinafter defined) the Fashion House Shareholders will sell, convey, assign, transfer and deliver to TDI one or more stock certificates representing the Fashion House Shares, and as consideration for the acquisition of the Fashion House Shares, TDI will issue to each Fashion House Shareholder, in exchange for such Fashion House Shareholder's pro rata portion of the Fashion House Shares, one or more stock certificates representing


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the number of shares of TDI common stock set forth  opposite  such Fashion House
Shareholder's  name on  Schedule  I  attached  hereto  (collectively,  the  "TDI
Shares").

         1.2 Closing. The closing of the Reverse Share Exchange (the "Closing") shall take place on or before August 19, 2005, or on such other date as may be mutually agreed upon by the parties. Such date is referred to herein as the "Closing Date."

                                    ARTICLE 2
               REPRESENTATIONS AND WARRANTIES OF THE FASHION HOUSE

         The Fashion House hereby represents and warrants to TDI as follows:

         2.1 Organization. The Fashion House has been duly incorporated, is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation, and has the requisite power to carry on its business as now conducted.

         2.2 Capitalization. The authorized capital stock of The Fashion House consists of 10,000 shares of common stock, no par value, of which 10,000 shares are issued and outstanding, and no shares of preferred stock. All of the issued and outstanding shares of capital stock of The Fashion House are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. There are no outstanding or authorized options, rights, warrants, calls, convertible securities, rights to subscribe, conversion rights or other agreements or commitments to which The Fashion House is a party or which are binding upon The Fashion House providing for the issuance or transfer by The Fashion House of additional shares of its capital stock and The Fashion House has not reserved any shares of its capital stock for issuance, nor are there any outstanding stock option rights, phantom equity or similar rights, contracts, arrangements or commitments which are binding upon The Fashion House other than as set forth on Schedule 2.2 attached hereto. There are no voting trusts or any other agreements or understandings with respect to the voting of The Fashion House's capital stock.

         2.3 Certain Corporate Matters. The Fashion House is duly qualified to do business as a corporation and is in good standing in each jurisdiction in which the ownership of its properties, the employment of its personnel or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on The Fashion House's financial condition, results of operations or business. The Fashion House has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it.

         2.4 Authority Relative to this Agreement. The Fashion House has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by The Fashion House and the consummation by The Fashion House of the transactions contemplated hereby have been duly authorized by the Board of Directors of The Fashion House and no other actions on the part of The Fashion House are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by The

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Fashion  House and  constitutes  a valid and  binding  agreement  of The Fashion
House, enforceable against The Fashion House in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                        OF THE FASHION HOUSE SHAREHOLDERS

         The Fashion House Shareholders hereby represent and warrant to TDI as follows:

         3.1 Ownership of the Fashion House Shares. Each Fashion House Shareholder owns, beneficially and of record, good and marketable title to the Fashion House Shares set forth opposite such Fashion House Shareholder's name on
Schedule I attached hereto, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or stockholders' agreements. Each Fashion House Shareholder represents that such person has no right or claims whatsoever to any shares of The Fashion House capital stock, other than shares listed across such Fashion House Shareholder on Schedule I and does not have any options, warrants or any other instruments entitling such Fashion House Shareholder to exercise to purchase or convert into shares of The Fashion House capital stock. At the Closing, the Fashion House Shareholders will convey to TDI good and marketable title to the Fashion House Shares, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, stockholders' agreements or restrictions.

         3.2 Authority Relative to this Agreement. This Agreement has been duly and validly executed and delivered by each Fashion House Shareholder and constitutes a valid and binding agreement of each Fashion House Shareholder, enforceable against each Fashion House Shareholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

         3.3 Restricted Securities. Each Fashion House Shareholder acknowledges that the TDI Shares will not be registered pursuant to the Securities Act of 1933, as amended (the "Securities Act") or any applicable state securities laws, that the TDI Shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the TDI Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this regard, each Fashion House Shareholder is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

         3.4 Accredited Investor. Each Fashion House Shareholder is an "Accredited Investor" as that term is defined in rule 501 of Regulation D promulgated under the Securities Act. Each Fashion House Shareholder is able to bear the economic risk of acquiring the TDI Shares pursuant to the terms of this


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Agreement,  including  a  complete  loss of  such  Fashion  House  Shareholder's investment in the TDI Shares.

         3.5 Legend. Each Fashion House Shareholder acknowledges that the certificate(s) representing such Fashion House Shareholder's pro rata portion of the TDI Shares shall each conspicuously set forth on the face or back thereof a legend in substantially the following form:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                                    ARTICLE 4
                      REPRESENTATIONS AND WARRANTIES OF TDI

         TDI hereby represents and warrants to The Fashion House and the Fashion House Shareholders as follows:

         4.1 Organization. TDI is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the requisite corporate power to carry on its business as now conducted.

         4.2 Capitalization. TDI's authorized capital stock consists of 1,000,000,000 shares of capital stock, all of which are designated as Common Stock, and of which 21,938,308 shares are outstanding and at the Closing 1,006,344 shares will be issued and outstanding following a duly authorized and properly implemented reverse split of the outstanding shares at a ratio of 21.8 to 1 (the "Reverse Split"). No shares are designated as Preferred Stock. All issued and outstanding shares of TDI Common Stock are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. When issued, the TDI Shares will be duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. There are no outstanding or authorized options, rights, warrants, calls, convertible securities, rights to subscribe, conversion rights or other agreements or commitments to which TDI is a party or which are binding upon TDI providing for the issuance by TDI or transfer by TDI of additional shares of TDI's capital stock, other than as expressly set forth on Schedule 4.2 attached hereto, and TDI has not reserved any shares of its capital stock for issuance, nor are there any outstanding stock option rights, phantom equity or similar rights, contracts, arrangements or commitments to issue capital stock of TDI. There are no voting trusts or any other agreements or understandings with respect to the voting of TDI's capital stock. There are no obligations of TDI to repurchase, redeem or otherwise require any shares of its capital stock as of the Closing. No options, warrants or other convertible securities have ever been granted with an exercise price less than $0.25 per share.


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         4.3 Certain Corporate Matters.  TDI is duly licensed or qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the character of TDI's properties or nature of TDI's business requires it to be so licensed or qualified other than such jurisdictions in which the failure to be so licensed or qualified does not, or insofar as can reasonably be foreseen, in the future will not, have a material adverse effect on its financial condition, results of operations or business. TDI has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged or in which it proposes presently to engage and to own and use the properties owned and used by it. TDI has delivered to The Fashion House true, accurate and complete copies of its
certificate  or  articles  of  incorporation  and  bylaws,   which  reflect  all
restatements of and amendments made thereto at any time prior to the date of this Agreement. The records of meetings of the stockholders and Board of Directors of TDI are complete and correct in all material respects. The stock records of TDI and the stockholder lists of TDI that TDI has previously furnished to The Fashion House are complete and correct in all material respects and accurately reflect the record ownership and the beneficial ownership of all the outstanding shares of TDI's capital stock and any other outstanding securities issued by TDI. TDI is not in default under or in violation of any provision of its certificate or articles of incorporation or bylaws in any material respect. TDI is not in any material default or in violation of any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability by which it is bound or to which any of its assets is subject, excepting judgment stipulation with Radiant Partners - TDI's former landlord.

         4.4 Authority Relative to this Agreement. TDI has the requisite power and authority to enter into this Agreement and carry out its or his obligations hereunder. The execution, delivery and performance of this Agreement by TDI and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of TDI, and with respect to the Reverse Split, the shareholders of TDI, and no other actions on the part of TDI are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by TDI and, with respect to Section 8, the Large Block Shareholders, and constitutes a valid and binding obligation of TDI and each Large Block Shareholder, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

         4.5 Consents and Approvals; No Violations. Except for applicable requirements of federal securities laws and state securities or blue-sky laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by TDI of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by TDI nor the consummation by TDI of the transactions contemplated hereby, nor compliance by TDI with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the charter or Bylaws of TDI, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license,


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contract,  agreement  or other  instrument  or  obligation  to which  TDI or any
Subsidiary (as hereinafter defined) is a party or by which they any of their respective properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to TDI or any Subsidiary, or any of their respective properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to TDI or any Subsidiary taken as a whole.

         4.6 SEC Documents. TDI hereby makes reference to the documents filed with the United States Securities and Exchange Commission (the "SEC"), as posted on the SEC's website, www.sec.gov: (collectively, the "SEC Documents"). TDI is not subject to the reporting obligations of the Securities Exchange Act of 1934 ("Exchange Act") and the rules and regulations promulgated thereunder by the SEC, and TDI has filed the SEC Documents as a voluntary filer. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and/or the Exchange Act, as the case may require, and the rules and regulations promulgated thereunder and none of the SEC Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of TDI included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States (except, in the case of unaudited statements, as permitted by the applicable form under the Securities Act and/or the Exchange
Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of TDI as of the dates thereof and its consolidated statements of operations, stockholders' equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments which were and are not expected to have a material adverse effect on TDI, its business, financial condition or results of operations). Except as and to the extent set forth on the consolidated balance sheet of TDI as of March 31, 2005, including the notes thereto, TDI has no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise and whether required to be reflected on a balance sheet or not).

         4.7      Financial Statements.
                  --------------------

                  (a) Included in the SEC Documents are the audited consolidated balance sheet of TDI as at March 31, 2005, and the related statement of operations, stockholders' equity and cash flows for the two years then ended, together with the unqualified report thereon (except with respect to continuation as a going concern) of Hein & Associates LLP ("Hein"), independent auditors (collectively, "TDI's Audited Financials").

                  (b) Attached hereto as Schedule 4.7 are the unaudited consolidated balance sheet of TDI as at May 31, 2005, and the related statement of operations, stockholders' equity and cash flows for the two months then ended ("TDI's Interim Financials").

                  (c) TDI's Audited Financials and TDI's Interim Financials (collectively "TDI's Financial Statements") are (i) in accordance with the books


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and  records of TDI,  (ii)  correct  and  complete,  (iii)  fairly  present  the financial position and results of operations of TDI as of the dates indicated, and (iv) prepared in accordance with U.S. GAAP (except that (x) unaudited financial statements may not be in accordance with GAAP because of the absence of footnotes normally contained therein, and (y) interim (unaudited) financials are subject to normal year-end audit adjustments that in the aggregate will not have a material adverse effect on TDI, its business, financial condition or results of operation).

         4.8 Events Subsequent to Financial Statements. Since May 31, 2005, there has not been:

                  (a) Any sale, lease, transfer, license or assignment of any assets, tangible or intangible, of TDI;

                  (b) Any damage, destruction or property loss, whether or not covered by insurance, affecting adversely the properties or business of TDI;

                  (c) Any  declaration  or  setting   aside  or  payment  of any
dividend or distribution with respect to the shares of capital stock of TDI or any redemption, purchase or other acquisition of any such shares;

                  (d) Any subjection to any lien on any of the assets, tangible or intangible, of TDI;

                  (e) Any incurrence of indebtedness or liability or assumption of obligations by TDI;

                  (f) Any waiver or release by TDI of any right of any material value;

                  (g) Any compensation or benefits paid to officers or directors of TDI;

                  (h) Any change made or authorized in the Certificate of Incorporation or Bylaws of TDI;

                  (i) Any loan to or other transaction with any officer, director or stockholder of TDI giving rise to any claim or right of TDI against any such person or of such person against TDI; or

                  (j) Any material adverse change in the condition (financial or otherwise) of the respective properties, assets, liabilities or business of TDI.

         4.9  Liabilities.  Except as  otherwise  disclosed  in TDI's  Financial
Statements, TDI has no liability or obligation whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise. In addition, TDI represents that upon Closing, TDI will have no liability or obligation whatsoever, either direct or indirect, matured or unmatured, accrued,


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absolute,  contingent or otherwise. The Large Block Shareholders,  severally and not jointly, represent that upon Closing, TDI will have no liability or obligation whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise, owing to them.

         4.10     Tax Matters.
                  -----------

                  (a) TDI has duly filed all material federal, state, local and foreign tax returns required to be filed by or with respect to them with the Internal Revenue Service or other applicable taxing authority, and no extensions with respect to such tax returns have been requested or granted;

                  (b) TDI has paid, or adequately reserved against in TDI's Financial Statements, all material taxes due, or claimed by any taxing authority to be due, from or with respect to them;

                  (c) To the best knowledge of TDI, there has been no material issue raised or material adjustment proposed (and none is pending) by the Internal Revenue Service or any other taxing authority in connection with any of TDI's tax returns;

                  (d) No waiver or extension of any statute of limitations as to any material federal, state, local or foreign tax matter has been given by or requested from TDI; and

                  For the purposes of this Section 4.10, a tax is due (and must therefore either be paid or adequately reserved against in TDI's Financial Statements) only on the last date payment of such tax can be made without interest or penalties, whether such payment is due in respect of estimated taxes, withholding taxes, required tax credits or any other tax.

         4.11     Real Property. TDI owns or leases no real property.

         4.12 Books and Records. The books and records of TDI delivered to the Fashion House Shareholders prior to the Closing fully and fairly reflect the transactions to which TDI is a party or by which it or its properties are bound.

         4.13 Questionable Payments. TDI, nor any employee, agent or representative of TDI has, directly or indirectly, made any bribes, kickbacks, illegal payments or illegal political contributions using Company funds or made any payments from TDI's funds to governmental officials for improper purposes or made any illegal payments from TDI's funds to obtain or retain business.

         4.14 SEC Review. No order suspending the effectiveness of a registration statement of the shares of common stock of TDI has been issued by the SEC and, to TDI's knowledge, no proceedings for that purpose have been initiated or threatened by the SEC.

         4.15 Intellectual Property. TDI does not own or use any trademarks, trade names, service marks, patents, copyrights or any applications with respect thereto. TDI has no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of TDI infringes upon or involves, or has


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resulted in the  infringement  of, any trademarks,  trade-names,  service marks, patents, copyrights or other proprietary rights of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened.

         4.16  Insurance. TDI has no insurance policies in effect.

         4.17 Contracts. Except as set forth on Schedule 4.17, TDI has no contracts, leases, arrangements or commitments (whether oral or written). TDI is not a party to or bound by or affected by any contract, lease, arrangement or commitment (whether oral or written) relating to: (a) the employment of any person; (b) collective bargaining with, or any representation of any employees by, any labor union or association; (c) the acquisition of services, supplies, equipment or other personal property; (d) the purchase or sale of real property;
(e) distribution, agency or construction; (f) lease of real or personal property as lessor or lessee or sublessor or sublessee; (g) lending or advancing of funds; (h) borrowing of funds or receipt of credit; (i) incurring any obligation or liability; or (j) the sale of personal property.

         4.18 Litigation. TDI is not subject to any judgment or order of any court or quasijudicial or administrative agency of any jurisdiction, domestic or foreign, nor is there any charge, complaint, lawsuit or governmental investigation pending against TDI (other than a stipulated agreement with Radiant Partners - TDI's former landlord). TDI is not a plaintiff in any action, domestic or foreign, judicial or administrative. There are no existing actions, suits, proceedings against or investigations of TDI, and TDI knows of no basis for such actions, suits, proceedings or investigations. There are no unsatisfied judgments, orders, decrees or stipulations affecting TDI or to which TDI is a party.

         4.19 Employees. TDI has no employees. At the Closing, TDI owes no compensation of any kind, deferred or otherwise, to any current or previous employees. TDI has no written or oral employment agreement with any officer or director of TDI. TDI is not a party to or bound by any collective bargaining agreement.

         4.20 Employee Benefit Plans. TDI has no (a) non-qualified deferred or incentive compensation or retirement plans or arrangements, (b) qualified retirement plans or arrangements, (c) other employee compensation, severance or termination pay or welfare benefit plans, programs or arrangements or (d) any related trusts, insurance contracts or other funding arrangements maintained, established or contributed to by TDI.

         4.21 Legal Compliance. To the best knowledge of TDI, after due investigation, no claim has been filed against TDI alleging a violation of any applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof. TDI holds all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of its respective business as presently conducted.

         4.22 Subsidiaries and Investments. TDI does not own any capital stock or have any interest of any kind whatsoever in any corporation, partnership, or other form of business organization.

                                                                  EXECUTION COPY

         4.23 Broker's Fees. Neither TDI, nor anyone on its behalf has any liability to any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finder's fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent in connection with this Agreement, other than an agreement to pay LMU & Company $25,000 for services. It is understood that there is an additional agreement between The Fashion House and LMU & Company dated as of March 16, 2005, regarding management advisory services in connection with the Reverse Share Exchange. There also exists the Managing Dealer Agreement between The Fashion House and Brookstreet Securities Corporation dated as of June 1, 2005, regarding brokerage fees and expenses payable in connection with the Financing.

         4.24 Internal Accounting Controls. TDI maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. TDI has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for TDI and designed such disclosure controls and procedures to ensure that material information relating to TDI is made known to the certifying officers by others within those entities, particularly during the period in which the TDI's Form 10-KSB or 10-QSB, as the case may be, is being prepared. TDI's certifying officers have evaluated the effectiveness of TDI's controls and procedures as of the end of the filing period prior to the filing date of the Form 10-KSB for the year ended March 31, 2005 (such date, the "Evaluation Date"). TDI presented in its most recently filed Form 10-KSB the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in TDI's internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls.

         4.25 Listing and Maintenance Requirements. TDI is currently quoted on the OTC Bulletin Board and TDI has not, in the 12 months preceding the date hereof, received any notice from the OTC Bulletin Board or the NASD or any trading market on which TDI's common stock is or has been listed or quoted to the effect that TDI is not in compliance with the quoting, listing or maintenance requirements of the OTCBB or such other trading market. TDI is, and has no reason to believe that it will not, in the foreseeable future continue to be, in compliance with all such quoting, listing and maintenance requirements.

         4.26 Anti-Takeover Provisions. No anti-takeover, poison pill, or anti-dilution provisions exist which will be triggered upon the Reverse Share Exchange, either in TDI's certificate or articles of incorporation (or similar charter documents) or existing agreements between TDI and any third parties to this agreement.

                                                                  EXECUTION COPY

         4.27 No SEC or NASD Inquiries. To the best of its knowledge, neither TDI nor any of its past or present officers, directors or affiliates is, or has ever been, the subject of any formal or informal inquiry or investigation by the SEC, NASD or other civil, criminal or administrative proceeding or investigation by any federal or state agency having regulatory authority over TDI, nor does any reason exist which indicates such an inquiry, investigation or proceeding will take place.

         4.28 Disclosure. The representations and warranties and statements of fact made by TDI in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

         4.29 Bankruptcy. TDI has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor has it been a party to any material litigation.

         4.30 No Registration Rights. TDI does not, on the Closing Date, have any outstanding agreements obligating it to register any shares of its outstanding common stock, or shares of common stock issuable upon exercise or conversion of any outstanding securities, either on demand, piggybacked on other registrations, or otherwise, other than the warrants set forth on Schedule 4.2.

                                    ARTICLE 5
[Intentionally Omitted]

                                    ARTICLE 6
                     COVENANTS AND AGREEMENTS OF THE PARTIES
                           EFFECTIVE PRIOR TO CLOSING

         6.1 Corporate Examinations and Investigations. Prior to the Closing, each party shall be entitled, through its employees and representatives, to make such investigations and examinations of the books, records and financial condition of The Fashion House and TDI as each party may request. In order that each party may have the full opportunity to do so, The Fashion House and TDI, and the Fashion House Shareholders shall furnish each party and its representatives during such period with all such information concerning the affairs of The Fashion House or TDI as each party or its representatives may reasonably request and cause The Fashion House or TDI and their respective officers, employees, consultants, agents, accountants and attorneys to cooperate fully with each party's representatives in connection with such review and examination and to make full disclosure of all information and documents requested by each party and/or its representatives. Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances, it being agreed that any examination of original documents will be at each party's premises, with copies thereof to be provided to each party and/or its representatives upon request.


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         6.2  Cooperation;  Consents.  Prior to the  Closing,  each party  shall cooperate with the other parties to the end that the parties shall: (i) in a timely manner make all necessary filings with, and conduct negotiations with, all authorities and other persons the consent or approval of which, or the license or permit from which is required for the consummation of the Reverse Share Exchange and (ii) provide to each other party such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations.

         6.3 Conduct of Business. Subject to the provisions hereof, from the date hereof through the Closing, each party hereto shall: (i) conduct its business in the ordinary course and in such a manner so that the representations and warranties contained herein shall continue to be true and correct in all material respects as of the Closing as if made at and as of the Closing and (ii) not enter into any material transactions or incur any material liability not required or specifically contemplated hereby, without first obtaining the written consent of The Fashion House and the Fashion House Shareholders on the one hand and TDI on the other hand. Without the prior written consent of The Fashion House, the Fashion House Shareholders, or TDI, except as required or specifically contemplated hereby, each party shall not undertake or fail to undertake any action if such action or failure would render any of said warranties and representations untrue in any material respect as of the Closing.

               6.4 Litigation. From the date hereof through the Closing, each party hereto shall promptly notify the representative of the other parties of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against such party or any of its affiliates or any officer, director, employee, consultant, agent or shareholder thereof, in their capacities as such, which, if decided adversely, could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or prospects of such party or any of its subsidiaries.

               6.5 Notice of Default. From the date hereof through the Closing, each party hereto shall give to the representative of the other parties prompt written notice of the occurrence or existence of any event, condition or circumstance occurring which would constitute a violation or breach of this Agreement by such party or which would render inaccurate in any material respect any of such party's representations or warranties herein.

            6.6 Right of Participation. Until April 1, 2008, the Elevation Fund, LLC, shall have a first right to purchase up to 50% of any equity or equity linked securities (including derivative and convertible securities) to be issued by TDI on the same terms as such securities are offered to all other parties (related or otherwise), to the extent required by Section 8.8 of that certain Loan Agreement between The Fashion House and The Elevation Fund, LLC, dated as of April 1, 2005. This Right of Participation does not apply to the Financing as defined herein or any Excluded Securities as defined in the Loan Agreement.


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                                    ARTICLE 7
                              CONDITIONS TO CLOSING

         7.1 Conditions to Obligations of The Fashion House and the Fashion House Shareholders. The obligations of The Fashion House and the Fashion House Shareholders under this Agreement shall be subject to each of the following conditions:

                  (a) Closing  Deliveries.   At  the  Closing,  TDI  shall  have
delivered or caused to be delivered to The Fashion House and the Fashion House Shareholders the following:

                           (i) resolutions   duly   adopted   by  the  Board  of
                  Directors of TDI authorizing and approving the Reverse Share Exchange and the execution, delivery and performance of this Agreement;

                           (ii) a certificate  of good standing for TDI from the
                  Secretary of State of the State of Colorado, dated not earlier than five days prior to the Closing Date (or such other period of time as The Fashion House may accept);

                           (iii) written resignations of all officers and directors of TDI in office immediately prior to the Closing, and board resolutions electing the following individuals to the positions with TDI and each Subsidiary listed opposite their names below:

                           John Hanna           Chairman of the Board; President
                                                and CEO
                           Christopher Wyatt    Director
                           Joseph McCann        Director
                           Eric Richardson      Director
                           Steven W. Trager     Director
                           Ronald Wittman       Treasurer, Chief Financial
                                                Officer and Secretary

                           (iv) a  file  stamped  copy  of an  amendment  to the
                  Articles of Incorporation confirming implementation of the Reverse Split and changing of the corporate name to The Fashion House Holdings, Inc., or such other name as determined by The Fashion House, subject only to the administrative delay necessitated by notice requirements under Rule 10b-7 and the Nasdaq OTC coordinator;

                           (v) irrevocable instructions to the Transfer Agent authorizing and directing the issuance of a certificate for and in the name of each Fashion House Shareholder representing the number of TDI Shares set forth opposite such Fashion House Shareholder's name on Schedule I attached hereto;

                           (vi)     this Agreement duly executed by TDI;


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                                                                  EXECUTION COPY

                           (vii) all corporate  records,  agreements,  seals and
                  any other information reasonably requested by The Fashion House's representatives with respect to TDI, to the extent that TDI possesses such materials;

                           (viii)  proof of  filing of the Form  10-QSB  for the
                  quarter   ended  June  30,  2005,   with  content   reasonably
                  acceptable to The Fashion House;

                           (ix)    a   duly   signed   Officer's Certificate and
                  Secretary's Certificate in a form acceptable to The Fashion House;

                           (x) a legal opinion of counsel for TDI in a form acceptable to The Fashion House;

                           (xi) confirmation that all loans and other monetary obligations listed on Schedule 4.19 have either been waived or will be paid in full out of the proceeds of the $325,000 delivered at closing; and

                           (xii) such other documents as The Fashion House and/or the Fashion House Shareholders may reasonably request in connection with the transactions contemplated hereby, to the extent that TDI possesses such materials.

                  (b) Representations and Warranties to be True. The representations and warranties of TDI herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. TDI shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

                  (c) Assets and Liabilities. At the Closing, TDI shall have no material assets or liabilities, contingent or otherwise, or any tax obligations or any material changes to its business or financial condition.

                  (d) SEC Filings. At the Closing, TDI will be current in all SEC filings required by it to be filed, and will have filed its Annual Report on Form 10-KSB for the period ended March 31, 2005 and its Quarterly Report on Form 10-QSB for the period ended June 30, 2005.

                  (e) Capital Structure. Before the Closing, TDI shall provide proof satisfactory to The Fashion House's counsel or other agent that the Reverse Split is effective and the total outstanding shares of TDI common stock shall not exceed 1,006,344 shares of common stock plus the warrants to purchase common stock set forth on Schedule 4.2.

                  (f) Minimum Financing. At the Closing, at least the $2,500,000 Minimum Offering Amount in the Financing shall have been raised, as noted in the Recitals section of this Agreement.

                                                                  EXECUTION COPY

         7.2 Conditions to Obligations of TDI. The obligations of TDI under this Agreement shall be subject to each of the following conditions:

                  (a) Closing Deliveries. On the Closing Date, The Fashion House and/or the Fashion House Shareholders shall have delivered to TDI the following:

                           (i) certificates representing the Fashion House Shares to be delivered pursuant to this Agreement duly endorsed or accompanied by duly executed stock powers, or duly signed and authorized stock assignments separate from certificates;

                           (ii) this Agreement duly executed by The Fashion House and the Fashion House Shareholders;

                           (iii)    cash   payment of   $325,000   made  by wire
                  transfer to TDI; and

                           (iv) such other documents as TDI may reasonably request in connection with the transactions contemplated hereby.

                  (b) Representations and Warranties to be True. The representations and warranties of The Fashion House and the Fashion House Shareholders herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. The Fashion House and the Fashion House Shareholders shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

                                    ARTICLE 8
                         OTHER COVENANTS AND AGREEMENTS

         8.1 Lock Up Agreement. Following the Closing, in no event shall Blair Zykan, Dale Stonedahl, or Aspect Energy (the "Large Block Shareholders") or any of their affiliates, acting as a group, sell or cause to be sold: (i) any shares of TDI common stock within 30 days after the Closing; or (ii) with respect to each of the Large Block Shareholders, no more than 10% of the daily volume per day as measured (a) on a trailing 10 day average or (b) the day of trading, which ever is greater. Furthermore, no more than 25% of the individual shares held by any Large Block Shareholders may be sold per month. This Section 8.1 shall terminate 12 months after the Closing. Any shares permitted to be sold but not sold during a month shall not accrue to the next month. The Fashion House may request reports of trading activity by the Large Block Shareholders on a monthly or quarterly basis.

                                    ARTICLE 9
                               GENERAL PROVISIONS

         9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed by registered or certified mail (postage

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                                                                  EXECUTION COPY

prepaid and return receipt requested) to the party to whom the same is so delivered, sent or mailed at addresses set forth on the signature page hereof (or at such other address for a party as shall be specified by like notice).

         9.2 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

         9.3 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

         9.4 Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise, except as may be mutually agreed upon by the parties hereto.

         9.5 Separate Counsel. Each party hereby expressly acknowledges that it has been advised to seek its own separate legal counsel for advice with respect to this Agreement, and that no counsel to any party hereto has acted or is acting as counsel to any other party hereto in connection with this Agreement.

         9.6 Governing Law; Venue. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, U.S.A. Any and all actions brought under this Agreement shall be brought in the state and/or federal courts of the United States sitting in the City of Los Angeles, California and each party hereby waives any right to object to the convenience of such venue.

         9.7 Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement. This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile, which facsimile shall be deemed to be, and utilized in all respects as, an original, wet-inked document.

         9.8 Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all parties hereto.

         9.9 Parties In Interest: No Third Party Beneficiaries. Except as other-wise provided herein, the terms and conditions of this Agreement shall inure to

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                                                                  EXECUTION COPY

the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. This Agreement shall not be deemed to confer upon any person not a party hereto any rights or remedies hereunder.

         9.10 Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

         9.11 Expenses. At or prior to the Closing, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

                               [SIGNATURES FOLLOW]

                                                                  EXECUTION COPY

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       The Fashion House, Inc.

                                       By:  /s/ John Hanna
                                            ------------------------------------
                                       Name:  John Hanna
                                       Title:  Chief Executive Officer
                                       Address:6310 San Vicente Blvd., Ste. 275
                                                  Los Angeles, CA 90048

FASHION HOUSE SHAREHOLDERS:


/s/ John Hanna
-----------------------------------------
John Hanna

/s/ Christopher Wyatt
-----------------------------------------
Christopher Wyatt

/s/ Martin Simone
-----------------------------------------
Martin Simone

/s/ Leslie J. Frank
-----------------------------------------
Leslie J. Frank


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                                                                  EXECUTION COPY


              [SIGNATURE PAGE OF TDI AND LARGE BLOCK SHAREHOLDERS]


                                    TDI Holding Corporation

                                    By:  /s/ Blair Zykan
                                         ---------------------------------
                                    Name:  Blair Zykan
                                    Title:  Chief Executive Officer, President
                                    Address:






LARGE BLOCK SHAREHOLDERS:

By signing below, the undersigned express their agreement to Sections 4.4, 4.9, and 8 hereof.

/s/ Blair Zykan
---------------------------
Blair Zykan


/s/ Dale Stonedahl
---------------------------
Dale Stonedahl


ASPECT ENERGY LLC

By: /s/ Donald D. Wolf
    -----------------------
Name:  Donald D. Wolf

                                                                  EXECUTION COPY



                                         Schedule I


Shareholder Name                      Fashion House Shares       TDI Shares (Post-Reverse Split)
John Hanna                                    4,900                         6,915,958

Christopher Wyatt                             4,900                         6,915,958

Martin Simone & Leslie J. Frank                200                           282,284






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                                                                  EXECUTION COPY

                                  Schedule 2.2

     List of Outstanding Options, Warrants and other Convertibles of The Fashion House

o The Fashion House is obligated to issue a warrant to The Elevation Fund to purchase 687,500 shares of common stock of TDI at an exercise price of $0.80 per share pursuant to that certain Loan Agreement dated as of April 1, 2005, as amended by that certain Extension Agreement dated as of July 18, 2005.
o The Fashion House is obligated to issue a warrant to Brookstreet Securities Corporation to purchase shares of common stock of TDI at an exercise price of $1.00 per share pursuant to that certain Managing Dealer Agreement dated as of June 1, 2005.
o The Fashion House has issued convertible bridge notes in the aggregate amount of $325,000 which will convert into shares of TDI common stock at a conversion price of $0.80 per share.
o The Fashion House is obligated to issue a warrant to American Microcap Investment Fund 1, LLC to purchase 550,000 shares of common stock of TDI at an exercise price of $0.80 per share pursuant to that certain Loan Agreement dated as of July 21, 2005.

                                                                  EXECUTION COPY


                                  Schedule 4.2

       List of Outstanding Options, Warrants and other Convertibles of TDI



The following numbers and prices are as granted (pre-reverse split):

  No.  Warrant Holder                   Shares   Price          Issue Date            Expiration Date

    10 CCRI Corp.                       18,750   $2.00      December 31, 2000        December 31, 2005
    11 Michel Cornis                    18,750   $2.00      December 31, 2000        December 31, 2005
    12 CCRI Corp.                       21,375   $0.50        March 14, 2001           March 14, 2006
    13 Michel Cornis                    21,375   $0.50        March 14, 2001           March 14, 2006
    30 Michel Cornis                    74,400   $0.25      November 30, 2001        November 30, 2006
    31 Ivo Vleminckx                    39,000   $0.25      November 30, 2001        November 30, 2006
    32 Patrick Jage                     10,800   $0.25      November 30, 2001        November 30, 2006
    33 CCRI Corp.                       75,900   $0.25      November 30, 2001        November 30, 2006
    34 NJR Investment Group              7,500   $0.25      November 30, 2001        November 30, 2006
    39 Steven R. Hinkle                 16,000   $0.40      February 25, 2003        February 25, 2007
    40 Keith Koch                       95,000   $0.40      February 25, 2003        February 25, 2007
    41 J.D. Mayotte                     16,000   $0.40      February 25, 2003        February 25, 2007
    42 David Lavigne                    16,000   $0.40      February 25, 2003        February 25, 2007
    43 Joe Lavigne                      16,000   $0.40      February 25, 2003        February 25, 2007
    44 James Creamer                    10,000   $0.40      February 25, 2003        February 25, 2007
    45 S.R. Hinkle, Inc.                 6,000   $0.40      February 25, 2003        February 25, 2007

       Total                           462,850

       Post reverse-split (21.8:1)      21,232



                                        +



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